 Listing Report: Supplement No. 12 dated Nov 08, 2023 to Prospectus dated Oct 19, 2023
File pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-257739 and 333-257739-01
Prosper Funding LLC
Borrower Payment Dependent Notes

Prosper Marketplace, Inc.
PMI Management Rights
This Listing Report supplements the prospectus dated Oct 19, 2023 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") Prosper Funding LLC is currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Oct 19, 2023 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes. As described in the prospectus dated Oct 19, 2023, each Note will come attached with a PMI Management Right issued by Prosper Marketplace, Inc.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 13202234
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Term:	36 months	Initial Status:	F

Investor yield:	20.60%	Borrower rate/APR:	21.60% / 27.03%	Monthly payment:	$189.92

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Aug-2005	Debt/Income ratio:	33%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	16y 9m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Executive
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$32,605	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Has Mortgage:	No	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Other
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13202195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	10.96%	Borrower rate/APR:	11.96% / 16.51%	Monthly payment:	$184.20

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Apr-2009	Debt/Income ratio:	21%
TU FICO range:	760-779 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	8 / 8	Length of status:	16y 4m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Laborer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$2,687	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Has Mortgage:	No	Borrower's state:	Oregon
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Household Expenses
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13202174
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	12.81%	Borrower rate/APR:	13.81% / 19.08%	Monthly payment:	$215.65

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Aug-2005	Debt/Income ratio:	20%
TU FICO range:	740-759 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	13 / 13	Length of status:	14y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Analyst
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$10,359	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	26%
		Has Mortgage:	Yes	Borrower's state:	Pennsylvania
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Large Purchase
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201709
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	25.36%	Borrower rate/APR:	26.36% / 31.47%	Monthly payment:	$101.76

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Nov-2013	Debt/Income ratio:	13%
TU FICO range:	740-759 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Other
Current delinquencies:	0	Current / open credit lines:	7 / 7	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Not available
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$593	Stated income:	$1-24,999
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Has Mortgage:	No	Borrower's state:	Nebraska
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Other
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201487
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	13.11%	Borrower rate/APR:	14.11% / 19.30%	Monthly payment:	$273.85

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jul-2015	Debt/Income ratio:	18%
TU FICO range:	760-779 (Nov-2023)	Inquiries last 6m:	2	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 9	Length of status:	7y 1m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Sales - Commission
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$11,849	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	22%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201436
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Term:	36 months	Initial Status:	F

Investor yield:	20.78%	Borrower rate/APR:	21.78% / 27.22%	Monthly payment:	$209.42

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	8	First credit line:	Aug-2017	Debt/Income ratio:	24%
TU FICO range:	760-779 (Nov-2023)	Inquiries last 6m:	3	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 16	Length of status:	16y 4m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Retail Management
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$2,469	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Has Mortgage:	Yes	Borrower's state:	Michigan
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201403
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Term:	36 months	Initial Status:	F

Investor yield:	11.75%	Borrower rate/APR:	12.75% / 17.89%	Monthly payment:	$251.80

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	8	First credit line:	Jun-2020	Debt/Income ratio:	24%
TU FICO range:	740-759 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	4 / 4	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Sales - Retail
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$10,670	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	40%
		Has Mortgage:	No	Borrower's state:	Virginia
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201394
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	15.26%	Borrower rate/APR:	16.26% / 21.51%	Monthly payment:	$352.86

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Nov-1991	Debt/Income ratio:	36%
TU FICO range:	760-779 (Nov-2023)	Inquiries last 6m:	2	Employment status:	Other
Current delinquencies:	0	Current / open credit lines:	21 / 21	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Civil Service
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$14,549	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Has Mortgage:	No	Borrower's state:	Washington
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201391
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	C	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	20.57%	Borrower rate/APR:	21.57% / 27.00%	Monthly payment:	$493.60

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Feb-2008	Debt/Income ratio:	29%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	7	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 16	Length of status:	19y 9m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Executive
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$1,416	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	12%
		Has Mortgage:	Yes	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201280
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	19.31%	Borrower rate/APR:	20.31% / 25.70%	Monthly payment:	$559.83

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Apr-2006	Debt/Income ratio:	24%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Self-employed
Current delinquencies:	0	Current / open credit lines:	17 / 17	Length of status:	18y 3m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Construction
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$54,461	Stated income:	$100,000+
Delinquencies in last 7y:	2	Bankcard utilization:	52%
		Has Mortgage:	No	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201247
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	11.67%	Borrower rate/APR:	12.67% / 17.25%	Monthly payment:	$346.64

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jul-2009	Debt/Income ratio:	11%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	5 / 5	Length of status:	11y 10m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$22,271	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	39%
		Has Mortgage:	Yes	Borrower's state:	Colorado
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13201223
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Term:	48 months	Initial Status:	F

Investor yield:	20.00%	Borrower rate/APR:	21.00% / 25.89%	Monthly payment:	$92.90

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Mar-2014	Debt/Income ratio:	35%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	12 / 12	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Construction
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$18,584	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Has Mortgage:	Yes	Borrower's state:	Montana
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13200695
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,500.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	23.43%	Borrower rate/APR:	24.43% / 29.46%	Monthly payment:	$344.82

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Jun-2019	Debt/Income ratio:	23%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	8 / 8	Length of status:	3y 8m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$7,512	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Has Mortgage:	Yes	Borrower's state:	Texas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13200359
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Term:	36 months	Initial Status:	F

Investor yield:	26.20%	Borrower rate/APR:	27.20% / 32.82%	Monthly payment:	$122.80

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Sep-2018	Debt/Income ratio:	17%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 9	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Sales - Retail
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$6,080	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	101%
		Has Mortgage:	No	Borrower's state:	Illinois
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Household Expenses
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13199945
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Term:	60 months	Initial Status:	F

Investor yield:	18.10%	Borrower rate/APR:	19.10% / 23.11%	Monthly payment:	$259.96

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	May-2012	Debt/Income ratio:	11%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	3	Employment status:	Other
Current delinquencies:	0	Current / open credit lines:	17 / 17	Length of status:	22y 4m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Not available
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$14,773	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	59%
		Has Mortgage:	Yes	Borrower's state:	Texas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Auto / Motorcycle / RV / Boat
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13199792
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	29.20%	Borrower rate/APR:	30.20% / 35.93%	Monthly payment:	$425.61

Investor servicing fee:	1.00%	Historical Return*:	2.97% - 15.40%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	4	First credit line:	Dec-2007	Debt/Income ratio:	29%
TU FICO range:	640-659 (Oct-2023)	Inquiries last 6m:	5	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	10 / 11	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 24m/10y:	0 / 1	Revolving credit balance:	$4,314	Stated income:	$50,000-74,999
Delinquencies in last 7y:	4	Bankcard utilization:	27%
		Has Mortgage:	No	Borrower's state:	Tennessee
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198766
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	9.18%	Borrower rate/APR:	10.18% / 15.24%	Monthly payment:	$258.81

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Feb-2015	Debt/Income ratio:	25%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	4y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Analyst
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$6,243	Stated income:	$25,000-49,999
Delinquencies in last 7y:	3	Bankcard utilization:	28%
		Has Mortgage:	No	Borrower's state:	Alabama
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198478
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,500.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	12.41%	Borrower rate/APR:	13.41% / 18.57%	Monthly payment:	$457.54

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Jul-2018	Debt/Income ratio:	18%
TU FICO range:	720-739 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	7 / 7	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$11,076	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	25%
		Has Mortgage:	No	Borrower's state:	Maryland
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198469
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	15.25%	Borrower rate/APR:	16.25% / 20.15%	Monthly payment:	$489.02

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.03%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Apr-2006	Debt/Income ratio:	37%
TU FICO range:	700-719 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Self-employed
Current delinquencies:	0	Current / open credit lines:	10 / 11	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Self Employed
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$11,252	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Has Mortgage:	No	Borrower's state:	Massachusetts
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198427
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	10.76%	Borrower rate/APR:	11.76% / 16.87%	Monthly payment:	$397.20

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Sep-2010	Debt/Income ratio:	23%
TU FICO range:	680-699 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 10	Length of status:	12y 1m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Computer Programmer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$41,588	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Has Mortgage:	Yes	Borrower's state:	Texas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198319
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	7.10%	Borrower rate/APR:	8.10% / 13.10%	Monthly payment:	$313.83

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Oct-2008	Debt/Income ratio:	8%
TU FICO range:	760-779 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	7 / 7	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Analyst
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$27,502	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	32%
		Has Mortgage:	Yes	Borrower's state:	Massachusetts
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198283
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	6.80%	Borrower rate/APR:	7.80% / 12.79%	Monthly payment:	$468.66

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jul-1999	Debt/Income ratio:	14%
TU FICO range:	820-850 (Oct-2023)	Inquiries last 6m:	Not available	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	22y 2m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Police Officer/Correction Officer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$455	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	1%
		Has Mortgage:	Yes	Borrower's state:	Illinois
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Other
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198145
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	7.58%	Borrower rate/APR:	8.58% / 13.74%	Monthly payment:	$227.46

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	May-1999	Debt/Income ratio:	10%
TU FICO range:	820-850 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Other
Current delinquencies:	0	Current / open credit lines:	5 / 5	Length of status:	15y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Not available
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$662	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Has Mortgage:	Yes	Borrower's state:	Kentucky
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Auto / Motorcycle / RV / Boat
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13198001
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$17,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	11.83%	Borrower rate/APR:	12.83% / 16.60%	Monthly payment:	$385.32

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jun-1996	Debt/Income ratio:	17%
TU FICO range:	760-779 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	21 / 21	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	61	Occupation:	Professional
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$31,249	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	19%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13196090
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Term:	60 months	Initial Status:	F

Investor yield:	25.82%	Borrower rate/APR:	26.82% / 31.17%	Monthly payment:	$228.21

Investor servicing fee:	1.00%	Historical Return*:	3.75% - 13.40%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Apr-2003	Debt/Income ratio:	30%
TU FICO range:	660-679 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	1y 4m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$42,633	Stated income:	$75,000-99,999
Delinquencies in last 7y:	1	Bankcard utilization:	93%
		Has Mortgage:	Yes	Borrower's state:	Ohio
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13401600
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,800.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	23.40%	Borrower rate/APR:	24.40% / 29.92%	Monthly payment:	$189.32

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	4	First credit line:	Sep-2018	Debt/Income ratio:	23%
TU FICO range:	660-679 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	6 / 6	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Engineer - Mechanical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$2,410	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Has Mortgage:	No	Borrower's state:	Arkansas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Auto / Motorcycle / RV / Boat
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13401255
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$6,650	Term:	60 months	Initial Status:	F

Investor yield:	13.75%	Borrower rate/APR:	14.75% / 18.59%	Monthly payment:	$224.76

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.03%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Nov-2012	Debt/Income ratio:	25%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	Not available	Employment status:	Self-employed
Current delinquencies:	0	Current / open credit lines:	5 / 6	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Construction
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$3,322	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Has Mortgage:	Yes	Borrower's state:	Kansas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13400127
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	23.53%	Borrower rate/APR:	24.53% / 28.77%	Monthly payment:	$348.92

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.21%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	8	First credit line:	Oct-2006	Debt/Income ratio:	30%
TU FICO range:	700-719 (Oct-2023)	Inquiries last 6m:	Not available	Employment status:	Other
Current delinquencies:	0	Current / open credit lines:	5 / 5	Length of status:	4y 11m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Laborer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$5,320	Stated income:	$25,000-49,999
Delinquencies in last 7y:	2	Bankcard utilization:	85%
		Has Mortgage:	Yes	Borrower's state:	Pennsylvania
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13399473
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	12.38%	Borrower rate/APR:	13.38% / 17.98%	Monthly payment:	$540.33

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Sep-1999	Debt/Income ratio:	10%
TU FICO range:	720-739 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	19 / 20	Length of status:	25y 2m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Doctor
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$240,453	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Has Mortgage:	Yes	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13396326
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	27.06%	Borrower rate/APR:	28.06% / 32.46%	Monthly payment:	$140.27

Investor servicing fee:	1.00%	Historical Return*:	3.75% - 13.40%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Mar-2014	Debt/Income ratio:	25%
TU FICO range:	680-699 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	33 / 33	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	47	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$9,305	Stated income:	$50,000-74,999
Delinquencies in last 7y:	5	Bankcard utilization:	32%
		Has Mortgage:	No	Borrower's state:	New Mexico
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13385293
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	C	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	18.81%	Borrower rate/APR:	19.81% / 25.21%	Monthly payment:	$254.02

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Aug-2005	Debt/Income ratio:	21%
TU FICO range:	640-659 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	8 / 9	Length of status:	10y 6m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$1,003	Stated income:	$25,000-49,999
Delinquencies in last 7y:	6	Bankcard utilization:	62%
		Has Mortgage:	Yes	Borrower's state:	Missouri
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384873
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,500.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	24.36%	Borrower rate/APR:	25.36% / 30.92%	Monthly payment:	$419.48

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	8	First credit line:	Mar-2012	Debt/Income ratio:	31%
TU FICO range:	640-659 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	1	Current / open credit lines:	5 / 5	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$9,556	Stated income:	$50,000-74,999
Delinquencies in last 7y:	1	Bankcard utilization:	36%
		Has Mortgage:	No	Borrower's state:	Arkansas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384558
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	48 months	Initial Status:	F

Investor yield:	25.56%	Borrower rate/APR:	26.56% / 31.68%	Monthly payment:	$136.13

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Aug-2010	Debt/Income ratio:	17%
TU FICO range:	640-659 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	6 / 6	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 24m/10y:	0 / 1	Revolving credit balance:	$6,603	Stated income:	$50,000-74,999
Delinquencies in last 7y:	6	Bankcard utilization:	51%
		Has Mortgage:	No	Borrower's state:	Virginia
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384390
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	14.30%	Borrower rate/APR:	15.30% / 20.52%	Monthly payment:	$104.44

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Dec-2002	Debt/Income ratio:	28%
TU FICO range:	640-659 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Retired
Current delinquencies:	0	Current / open credit lines:	12 / 12	Length of status:	12y 10m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Not available
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$47,895	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	89%
		Has Mortgage:	Yes	Borrower's state:	Illinois
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384351
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Term:	36 months	Initial Status:	F

Investor yield:	11.75%	Borrower rate/APR:	12.75% / 17.89%	Monthly payment:	$302.16

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Jan-2014	Debt/Income ratio:	26%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 16	Length of status:	29y 1m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Teacher
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$10,306	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Has Mortgage:	No	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384333
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$28,000.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	21.61%	Borrower rate/APR:	22.61% / 28.07%	Monthly payment:	$1,078.19

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	4	First credit line:	Nov-2005	Debt/Income ratio:	34%
TU FICO range:	680-699 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	15 / 15	Length of status:	18y 1m
Amount delinquent:	$0	Total credit lines:	50	Occupation:	Police Officer/Correction Officer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$45,935	Stated income:	$100,000+
Delinquencies in last 7y:	6	Bankcard utilization:	89%
		Has Mortgage:	Yes	Borrower's state:	Arizona
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384312
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$21,000.00	Prosper Rating:	C	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	17.45%	Borrower rate/APR:	18.45% / 23.78%	Monthly payment:	$763.95

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Jul-2016	Debt/Income ratio:	19%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	1	Current / open credit lines:	11 / 11	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Engineer - Mechanical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$768	Stated income:	$75,000-99,999
Delinquencies in last 7y:	1	Bankcard utilization:	7%
		Has Mortgage:	Yes	Borrower's state:	New Mexico
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Other
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	10.38%	Borrower rate/APR:	11.38% / 15.09%	Monthly payment:	$219.32

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jun-1983	Debt/Income ratio:	19%
TU FICO range:	780-799 (Oct-2023)	Inquiries last 6m:	2	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	4 / 4	Length of status:	16y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Police Officer/Correction Officer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$256,271	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	20%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13384276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$8,050	Term:	36 months	Initial Status:	F

Investor yield:	13.30%	Borrower rate/APR:	14.30% / 19.49%	Monthly payment:	$394.72

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Sep-2013	Debt/Income ratio:	23%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	Not available	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	5 / 5	Length of status:	2y 1m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$11,090	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	101%
		Has Mortgage:	Yes	Borrower's state:	Colorado
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13383997
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,500.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	29.20%	Borrower rate/APR:	30.20% / 35.93%	Monthly payment:	$191.53

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	4	First credit line:	Sep-2017	Debt/Income ratio:	40%
TU FICO range:	680-699 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	8 / 8	Length of status:	1y 5m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$3,314	Stated income:	$25,000-49,999
Delinquencies in last 7y:	1	Bankcard utilization:	55%
		Has Mortgage:	No	Borrower's state:	Texas
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13383787
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	20.86%	Borrower rate/APR:	21.86% / 25.99%	Monthly payment:	$550.79

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Feb-2012	Debt/Income ratio:	36%
TU FICO range:	740-759 (Nov-2023)	Inquiries last 6m:	3	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	37 / 37	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	53	Occupation:	Teacher
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$4,590	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Has Mortgage:	No	Borrower's state:	New Mexico
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13383619
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	28.00%	Borrower rate/APR:	29.00% / 34.68%	Monthly payment:	$83.81

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	May-2013	Debt/Income ratio:	24%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 16	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Truck Driver
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$13,146	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Has Mortgage:	No	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Medical / Dental
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13383496
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,850	Term:	36 months	Initial Status:	F

Investor yield:	21.40%	Borrower rate/APR:	22.40% / 27.86%	Monthly payment:	$211.19

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Oct-2012	Debt/Income ratio:	12%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	6	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	13 / 13	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Executive
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$1,858	Stated income:	$100,000+
Delinquencies in last 7y:	4	Bankcard utilization:	15%
		Has Mortgage:	No	Borrower's state:	Oregon
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13383361
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Term:	60 months	Initial Status:	F

Investor yield:	12.00%	Borrower rate/APR:	13.00% / 16.77%	Monthly payment:	$91.01

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.34%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Nov-2004	Debt/Income ratio:	11%
TU FICO range:	700-719 (Nov-2023)	Inquiries last 6m:	Not available	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	3 / 3	Length of status:	13y 8m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$2,825	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	81%
		Has Mortgage:	No	Borrower's state:	Ohio
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13381801
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Term:	36 months	Initial Status:	F

Investor yield:	6.02%	Borrower rate/APR:	7.02% / 11.99%	Monthly payment:	$308.86

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Jun-2006	Debt/Income ratio:	14%
TU FICO range:	780-799 (Nov-2023)	Inquiries last 6m:	Not available	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 9	Length of status:	2y 5m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Computer Programmer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$14,396	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Has Mortgage:	Yes	Borrower's state:	Utah
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13381576
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	12.41%	Borrower rate/APR:	13.41% / 18.57%	Monthly payment:	$677.84

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Oct-2003	Debt/Income ratio:	45%
TU FICO range:	720-739 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	15 / 16	Length of status:	14y 10m
Amount delinquent:	$0	Total credit lines:	53	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$17,230	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Has Mortgage:	Yes	Borrower's state:	Colorado
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13381555
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	12.41%	Borrower rate/APR:	13.41% / 18.57%	Monthly payment:	$338.92

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.43%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Oct-2012	Debt/Income ratio:	44%
TU FICO range:	760-779 (Oct-2023)	Inquiries last 6m:	2	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	7 / 7	Length of status:	2y 1m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Skilled Labor
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$5,306	Stated income:	$25,000-49,999
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Has Mortgage:	No	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13381030
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	8.00%	Borrower rate/APR:	9.00% / 14.17%	Monthly payment:	$228.42

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Apr-2001	Debt/Income ratio:	17%
TU FICO range:	720-739 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 9	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Computer Programmer
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$25,588	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	48%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Medical / Dental
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13379197
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Term:	60 months	Initial Status:	F

Investor yield:	30.40%	Borrower rate/APR:	31.40% / 35.96%	Monthly payment:	$132.87

Investor servicing fee:	1.00%	Historical Return*:	2.97% - 15.40%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Apr-2010	Debt/Income ratio:	23%
TU FICO range:	660-679 (Oct-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	20 / 20	Length of status:	3y 1m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Student - Community College
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$15,130	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	104%
		Has Mortgage:	No	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13378501
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	5.00%	Borrower rate/APR:	6.00% / 7.00%	Monthly payment:	$221.60

Investor servicing fee:	1.00%	Historical Return*:	3.41% - 5.72%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Sep-2004	Debt/Income ratio:	1%
TU FICO range:	780-799 (Oct-2023)	Inquiries last 6m:	Not available	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	3 / 3	Length of status:	6y 11m
Amount delinquent:	$0	Total credit lines:	24	Occupation:	Professional
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$720	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Has Mortgage:	Yes	Borrower's state:	Colorado
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13404039
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	23.50%	Borrower rate/APR:	24.50% / 30.03%	Monthly payment:	$157.98

Investor servicing fee:	1.00%	Historical Return*:	3.16% - 11.20%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Oct-2010	Debt/Income ratio:	23%
TU FICO range:	660-679 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	7 / 7	Length of status:	2y 0m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Professional
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$3,526	Stated income:	$75,000-99,999
Delinquencies in last 7y:	1	Bankcard utilization:	71%
		Has Mortgage:	No	Borrower's state:	New Jersey
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13403850
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Term:	24 months	Initial Status:	F

Investor yield:	14.45%	Borrower rate/APR:	15.45% / 20.76%	Monthly payment:	$365.26

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	Oct-2004	Debt/Income ratio:	11%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	2	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	24 / 24	Length of status:	10y 10m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Engineer - Mechanical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$8,406	Stated income:	$100,000+
Delinquencies in last 7y:	4	Bankcard utilization:	5%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13403727
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,500.00	Prosper Rating:	A	Listing Duration:	14 days
Term:	24 months	Initial Status:	F

Investor yield:	9.30%	Borrower rate/APR:	10.30% / 15.49%	Monthly payment:	$300.84

Investor servicing fee:	1.00%	Historical Return*:	3.61% - 7.34%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	11	First credit line:	Nov-2004	Debt/Income ratio:	5%
TU FICO range:	760-779 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 16	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Professional
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$1,135	Stated income:	$75,000-99,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Has Mortgage:	No	Borrower's state:	Michigan
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13403070
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	17.22%	Borrower rate/APR:	18.22% / 23.53%	Monthly payment:	$108.78

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	10	First credit line:	Oct-1994	Debt/Income ratio:	34%
TU FICO range:	740-759 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	16 / 17	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$46,616	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	35%
		Has Mortgage:	Yes	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402980
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$17,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$11,900	Term:	36 months	Initial Status:	F

Investor yield:	13.31%	Borrower rate/APR:	14.31% / 19.50%	Monthly payment:	$583.58

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	6	First credit line:	May-2008	Debt/Income ratio:	58%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	3	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	19y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Teacher
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$16,300	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Has Mortgage:	Yes	Borrower's state:	Maryland
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402965
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$6,300	Term:	60 months	Initial Status:	F

Investor yield:	19.80%	Borrower rate/APR:	20.80% / 24.88%	Monthly payment:	$242.47

Investor servicing fee:	1.00%	Historical Return*:	3.27% - 9.28%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	8	First credit line:	Sep-2013	Debt/Income ratio:	10%
TU FICO range:	720-739 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	12 / 12	Length of status:	4y 1m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$8,959	Stated income:	$50,000-74,999
Delinquencies in last 7y:	0	Bankcard utilization:	20%
		Has Mortgage:	No	Borrower's state:	Pennsylvania
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402764
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,500.00	Prosper Rating:	B	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	14.20%	Borrower rate/APR:	15.20% / 20.42%	Monthly payment:	$295.49

Investor servicing fee:	1.00%	Historical Return*:	3.76% - 8.01%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	7	First credit line:	Jun-2011	Debt/Income ratio:	16%
TU FICO range:	680-699 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Self-employed
Current delinquencies:	0	Current / open credit lines:	4 / 4	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Self Employed
Public records last 24m/10y:	0 / 1	Revolving credit balance:	$6,225	Stated income:	$75,000-99,999
Delinquencies in last 7y:	1	Bankcard utilization:	82%
		Has Mortgage:	Yes	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402683
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	29.20%	Borrower rate/APR:	30.20% / 35.93%	Monthly payment:	$106.40

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	3	First credit line:	Sep-2013	Debt/Income ratio:	35%
TU FICO range:	680-699 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	15 / 15	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Laborer
Public records last 24m/10y:	0 / 1	Revolving credit balance:	$7,373	Stated income:	$50,000-74,999
Delinquencies in last 7y:	5	Bankcard utilization:	95%
		Has Mortgage:	No	Borrower's state:	Indiana
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Home Improvement
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402656
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,500.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	25.66%	Borrower rate/APR:	26.66% / 32.26%	Monthly payment:	$223.54

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Apr-2013	Debt/Income ratio:	30%
TU FICO range:	640-659 (Oct-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	10 / 10	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Skilled Labor
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$9,591	Stated income:	$50,000-74,999
Delinquencies in last 7y:	1	Bankcard utilization:	100%
		Has Mortgage:	No	Borrower's state:	New Mexico
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402653
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	27.30%	Borrower rate/APR:	28.30% / 33.96%	Monthly payment:	$166.10

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Jul-2006	Debt/Income ratio:	14%
TU FICO range:	620-639 (Nov-2023)	Inquiries last 6m:	7	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	19 / 19	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$29,916	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Has Mortgage:	No	Borrower's state:	Georgia
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402512
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$3,500	Term:	36 months	Initial Status:	F

Investor yield:	26.20%	Borrower rate/APR:	27.20% / 32.82%	Monthly payment:	$204.66

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	1	First credit line:	Oct-2011	Debt/Income ratio:	22%
TU FICO range:	640-659 (Nov-2023)	Inquiries last 6m:	1	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	11 / 11	Length of status:	12y 4m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Other
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$39,138	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Has Mortgage:	No	Borrower's state:	California
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Debt Consolidation
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 13402023
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	E	Listing Duration:	14 days
Term:	36 months	Initial Status:	F

Investor yield:	22.13%	Borrower rate/APR:	23.13% / 28.61%	Monthly payment:	$387.78

Investor servicing fee:	1.00%	Historical Return*:	3.73% - 13.31%

* Historical Return Range for Single or Multiple Prosper Ratings (e.g., Loan Listing, Auto Invest) Represents the Historical Return Range for the Prosper Rating or mix of Prosper Ratings (as applicable) as of October 31, 2023. Historical Returns are based on actual payments (other than principal) received by the investor net of fees and losses (including from charged-off loans). To be included in the historical return (“Historical Return”) calculation, the loan must have originated (a) on or after July 1, 2009, and (b) at least 12 months prior to the calculation date. We calculate the Historical Return for loans originated through Prosper as follows. First, loans are separated into distinct “Groups” based on the specific month and year in which they were originated and their Prosper Rating or mix of Prosper Ratings (as applicable) at origination. For each Group, we calculate: (a) the sum of the interest paid, plus late fees, minus servicing fees, minus collection fees, in each case on active loans, plus net recoveries on charged-off or defaulted loans, plus net debt sale proceeds on sold loans, minus gross principal losses; divided by (b) the sum of the principal balances outstanding on active loans at the end of each day since origination. We then annualize the result to get the “Historical Return” for the Group. Once this calculation is performed for every Group, we compute the 10th and 90th cumulative-outstanding-principal-dollar-weighted percentiles of the Historical Returns of the Groups within each Prosper Rating or mix of Prosper Ratings (as applicable) to get the “Historical Return Range” of the relevant Prosper Rating or mix of Prosper Ratings. For purposes of this calculation, “active” means loans that are current in payments or delinquent less than 120 days; loans that have paid off, charged-off or are in default are not considered active. The Historical Return calculation (a) is updated monthly; and (b) excludes the impact of servicing related non-cash corrective adjustments that may modify the outstanding balance or status of a borrower loan. The actual return on any Note depends on the prepayment and delinquency pattern of the loan underlying each Note, which is highly uncertain. Individual results may vary. Historical performance is no guarantee of future results and the information presented is not intended to be investment advice or a guarantee about the performance of any Note.
Borrower's Credit Profile
Prosper score (1-11):	5	First credit line:	Sep-2015	Debt/Income ratio:	24%
TU FICO range:	620-639 (Nov-2023)	Inquiries last 6m:	0	Employment status:	Employed
Current delinquencies:	0	Current / open credit lines:	9 / 9	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Clerical
Public records last 24m/10y:	Not available / 0	Revolving credit balance:	$22,472	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	66%
		Has Mortgage:	No	Borrower's state:	Florida
Credit information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.

"Not available" indicates the information could not be obtained by the credit bureau.
Description
Large Purchase
Information in the Description is not verified.